UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2024, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), filed an amendment to the Company’s Articles of Incorporation (the “Articles of Incorporation”), in the form of a Certificate of Designation (the “Designation”) that authorized for issuance of up to 5,000 shares of a new series of Preferred Stock, par value $0.001 per share, of the Company designated “Series C Convertible Preferred Stock” and established the rights, preferences and limitations thereof. The Board authorized the Series C Convertible Preferred Stock pursuant to the authority given to the Board under the Articles of Incorporation, which authorizes the issuance of up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, and authorizes the Board, by resolution, to establish any or all of the unissued shares of Preferred Stock, not then allocated to any series into one or more series and to fix and determine the designation of each such shares, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

Ranking

The Series C Convertible Preferred Stock shall rank, as to dividends and upon Liquidation (as defined in Section 4(a) hereof), (a) senior and prior to Junior Securities issued by the Company; (b) pari passu and on parity with any other class or series of Preferred Stock hereafter created specifically ranking, by its terms, on parity with the Series C Convertible Preferred Stock; (c) junior to the Series B Preferred Stock; and (d) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series C Convertible Preferred Stock. All equity securities of the Company to which the Series C Convertible Preferred Stock ranks prior upon liquidation, including, without limitation, the Company’s common stock, are collectively referred to herein as “Junior Securities.”

Dividends

There will be no dividends due or payable on the Series C Convertible Preferred Stock.

Liquidation Preference

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders shall be paid, in preference and prior to any payment made to the holders of the Junior Securities and any other stock ranking in liquidation junior to the Series C Convertible Preferred Stock, an amount per share equal to the Stated Value (as defined in the Designation) (such amount is referred to herein as the “Liquidation Preference”). If upon a Liquidation Event (as defined in the Designation), the assets to be distributed among the holders shall be insufficient to permit payment in full to the holders of the Liquidation Preference, then the entire assets of the Company shall be distributed ratably among such holders in proportion to the full respective Liquidation Preference to which they are entitled.

Conversion Rights

The holder shall have the right, at any time to convert such shares into Common Stock into that number of shares of common stock (subject to the Beneficial Ownership Limitation (as defined in the Designation)) determined by dividing the Stated Value (as defined in the Designation) of such share of Series C Preferred Stock by the Optional Conversion Rate (each, an “Optional Conversion”) at a conversion rate of the volume-weighted average price for the Company’s common stock for the ten Trading Days immediately preceding the date of such conversion (the “Optional Conversion Rate”).

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Voting Rights

The holder shall be entitled to vote on an as-converted basis (subject to the Beneficial Ownership Limitation (as defined in the Designation)), together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided in the Designation or as required by law, the holders of Series C Convertible Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

The summary of the rights, privileges and preferences of the Series C Convertible Preferred Stock described above is qualified in its entirety by reference to the Designation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Designation filed with the Nevada Secretary of State on January 18, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: January 24, 2024	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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